Exhibit 99.1

MIVA, Inc.	Press Release
U.S. MIVA Investor Relations Contact
Lowell Robinson
Lowell.Robinson@miva.com
(212) 736-9151

MIVA Announces Third Quarter 2008 Results

Third Quarter Adjusted EBITDA Loss Narrows to $1.6 million from $3.5 million in Second Quarter

FORT MYERS, FL. – November 10, 2008 – MIVA, Inc. (NASDAQ: MIVA), today reported financial results for the third quarter ended September 30, 2008.

Third Quarter 2008 Results from Continuing Operations Summary:

•                 Revenue of $28.2 million in Q3 2008, compared to revenue of $30.2 million in Q2 2008. MIVA Direct, our primary traffic business, contributed 36.8% of total revenue in Q3 2008, compared to 34.2% in Q2 2008;

•                 Gross margins of 50.7% in Q3 2008, compared to 50.4% in Q2 2008;

•                 EBITDA loss of $7.9 million in Q3 2008, which included a $1.2 million non-cash compensation expense, $2.7 million in restructuring charges, and $2.4 million for a one-time litigation judgment, compared to an EBITDA loss of $5.2 million in Q2 2008. Q2 2008 EBITDA included $0.8 million in restructuring charges, $0.7 million non-cash compensation expense, and approximately $0.2 million in litigation settlement charges;

•                 Adjusted EBITDA loss of $1.6 million in Q3 2008, excluding $1.2 million non-cash compensation expense, $2.7 million in restructuring charges, and $2.4 million for a one-time litigation judgment, compared to Adjusted EBITDA loss of $3.5 million in Q2 2008, excluding $0.8 million in restructuring charges, $0.7 million in non-cash compensation expense and, approximately $0.2 in litigation settlement charges;

•                 GAAP net loss from continuing operations of $10.5 million or $(0.32) per basic share in Q3 2008, compared to GAAP net loss from continuing operations of $6.3 million or $(0.19) per basic share in Q2 2008.

“I believe that over the last quarter we have made progress in our strategy of returning the business to profitability. During the quarter we announced a broad range of growth and cost control initiatives including a restructuring program that we expect will return our Media EU operation to adjusted EBITDA profitability in Q4 2008; the beta release of our new MIVA Media technology platform that we expect will deliver cost efficiencies and opportunities for revenue growth; and the continued expansion of our ALOT brand, within which we launched our new customizable toolbar and homepage products.”

“With the cost of these initiatives now largely behind us, and with the added liquidity delivered through our credit line of up to $10.0 million from Bridge Bank, N.A., I believe we have now reached a pivotal point in our turnaround plan that will enable us to narrow our EBITDA loss in Q4 2008 and reach EBITDA profitability in 2009,” commented Peter Corrao, President and Chief Executive Officer.

Third Quarter Results from Continuing Operations

Revenue was $28.2 million in Q3 2008, compared to revenue of $30.2 million in Q2 2008. The $2.0 million decrease was due primarily to an expected decline in revenue in MIVA Media EU as a result of our restructuring program. MIVA Direct, our primary traffic business, contributed 36.8% of total revenue in Q3 2008, compared to 34.2% in Q2 2008. MIVA Direct’s revenue remained stable at $10.4 million in Q3 2008 compared to $10.3 million in Q2 2008. MIVA Media US revenue also remained stable at $11.8 million in Q3 2008 compared to $12.0 million in Q4 2008.

Gross margins were 50.7% in Q3 2008, compared to 50.4% in Q2 2008. Gross margins increased marginally due to increased contribution from our MIVA Direct division on a lower consolidated revenue base.

Total operating expenses were $23.3 million in Q3 2008, compared to $21.5 million in Q2 2008. The operating expenses in Q3 2008 included restructuring charges of $2.7 million, a one-time litigation judgment expense of $2.4 million relating to an earn-out to the sellers of Comet Systems, Inc., a company we acquired in 2004 and which became our MIVA Direct business, and non-cash compensation expense of $1.2 million.  The operating expenses in Q2 2008 included restructuring charges of approximately $0.8 million, non-cash compensation expense of $0.7 million, and a one-time litigation settlement charge of approximately $0.2 million.  Adjusting for these non-cash and one-time expenses, our adjusted operating expenses were approximately $17.0 million in Q3 2008 compared to adjusted Q2 2008 operating expenses of $19.8 million.  This period to period decrease in adjusted operating expenses is primarily attributed to the results of the restructuring initiatives in 2007 and 2008.

EBITDA was a loss of $7.9 million in Q3 2008, compared to an EBITDA loss of $5.2 million in Q2 2008. Q3 2008 EBITDA included $2.7 million in restructuring charges, $2.4 million for a one-time litigation judgment, and $1.2 million in non-cash compensation expense.  Q2 2008 EBITDA included $0.8 million in restructuring charges, $0.7 million in non-cash compensation expense, and approximately $0.2 million in litigation settlement charges.

Adjusted EBITDA was a loss of $1.6 million in Q3 2008, compared to Adjusted EBITDA loss of $3.5 million in Q2 2008. Q3 2008 Adjusted EBITDA loss excluded $2.7 million in restructuring expense, $2.4 million for a one-time litigation judgment, and $1.2 million in non-cash compensation expense.  Q2 2008 Adjusted EBITDA loss excluded $0.8 million in restructuring charges, $0.7 million in non-cash compensation expense, and approximately $0.2 million in litigation settlement fees.

GAAP net loss from continuing operations was $10.5 million or $(0.32) per basic share in Q3 2008 compared to GAAP net loss from continuing operations of $6.3 million, or $(0.19) per basic share in Q2 2008.

Adjusted net loss from continuing operations was $3.5 million or $(0.11) per diluted share in Q3 2008, compared to Adjusted net loss from continuing operations of $3.9 million or $(0.12) per diluted share in Q2 2008. Q3 2008 Adjusted net loss excluded the $0.7 million in amortization, $1.2 million non-cash compensation expense, $2.7 million in restructuring charges, and $2.4 million for a one-time litigation judgment. Q2 2008 Adjusted net loss excluded $0.7 million in amortization, $0.7 million in non-cash compensation expense, $0.8 million in restructuring charges, and approximately $0.2 million in litigation settlement fees.

Cash and cash equivalents were $11.2 million at September 30, 2008, a decrease of $6.0 million from June 30, 2008 cash of $17.2 million. The $6.0 million decrease includes expenditures related to development of the new platform ($1.4 million), restructuring charges ($1.0 million), and the EBITDA loss.

As of September 30, 2008, the Company had an active base of 139 full time employees, down from 184 at June 30, 2008, and 230 at December 31, 2007. The decrease from December 31, 2007 is due primarily to the Company’s 2008 restructuring plans.

Third Quarter Metrics by Business

	Revenue (Mil.)		Paid clicks (Mil.)		Gross Margin		TAC (Net)
Business	Q3’08	Q2’08	Q3’08	Q2’08	Q3’08	Q2’08	Q3’08	Q2’08
Media U.S.	$11.8	$12.0	382	358	30%	28%	63%	65%

Media E.U. (1)	$6.0	$7.9	45	52	20%	27%	74%	64%

Direct(2)	$10.4	$10.3	—	—	94%	95%	—	—

Consolidated	$28.2	$30.2	427	410	51%	50%	67%	64%

(1) MIVA Media E.U. revenues, paid clicks, gross margin and TAC adjusted for discontinued operations (Italy) for periods presented.

(2) MIVA Direct’s gross margin excludes advertising spend of $6.5 million in Q3 2008 and $7.2 million in Q2 2008, which is included in consolidated operating expenses within the marketing, sales, and service category. The total paid clicks metric does not reflect clicks generated through our MIVA-owned primary traffic business, MIVA Direct, including our toolbar products.

Business Outlook

We expect Q4 2008 revenue will be $25.0 to $26.0 million and EBITDA loss of between ($0.5) million and ($1.5) million. For MIVA Media US we expect Q4 2008 revenue to be approximately $12.0 million; for MIVA Direct we expect Q4 2008 revenue to be approximately $9.0 million; and for MIVA Media E.U. we expect Q4 2008 revenue to be approximately $4.0-$5.0 million. We are forecasting 2008 total revenues from continuing operations of $116.0 to $117.0 million and an EBITDA loss from continuing operations between $(11.0) million and $(12.0) million, excluding restructuring charges and litigation judgments and settlements.  However, with the anticipated growth in ALOT and its expected higher monetization, reduced corporate expenses, and the anticipated introduction of the new platform, we expect operating performance to improve in 2009 and we expect to be EBITDA profitable in 2009

 Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on November 10, 2008, at approximately 4:30 p.m. ET. The conference call will be simulcast on the Internet at http://ir.miva.com/medialist.cfm.

A replay of the conference call will be available on the investor relations area of MIVA’s website at http://ir.miva.com/medialist.cfm. Interested parties may email questions in advance to Lowell Robinson of MIVA, Inc. at lowell.robinson@miva.com

MIVA believes that “Adjusted EBITDA”, “Adjusted net income/loss” and “Adjusted net income/loss per share” provide meaningful measures for comparison of the Company’s current and projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. MIVA defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. MIVA uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. MIVA sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. MIVA defines Adjusted net income/loss as net income/loss plus amortization and non-cash compensation expense, plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. MIVA believes the use of these measures does not lessen the importance of GAAP measures.

About MIVA®, Inc.

MIVA, Inc. is an online advertising and media company that operates across the US and Europe. MIVA’s mission is to deliver valuable digital audiences to advertisers, which is achieved through two distinct divisions: MIVA Media, which offers Pay-Per-Click Ads across both vertical and contextual networks and MIVA Direct, which offers display and toolbar advertising solutions and focuses on the development and monetization of consumer sites.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Words or expressions such as “plan,” “intend,” “believe,” “anticipate,” “will,” “expect” or “forecast’’ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation, the potential that the information and estimates used to predict anticipated revenues and expenses were not accurate; the risks associated with the fact that we have material weaknesses in our internal control over financial reporting that may prevent us from being able to accurately report our financial results or prevent fraud; the risk that we have in the past and may in the future incur goodwill impairment charges that materially adversely affect our earnings and our operating results; the risk that our stock may be de-listed from NASDAQ if we fail to maintain NASDAQ minimum stock price requirements, risk that our new products and services will not meet expectations, the risk that we will not be able to comply with our bank loan covenants, the potential that demand for our services will decrease; the risk that we will not be able to continue to enter into new online marketing relationships to drive qualified traffic to our advertisers; the risk that our distribution partners will use unacceptable means to obtain users or that we will need to remove traffic generated by distribution partners; risks associated with our ability to compete with competitors and increased competition for distribution partners; political and global economic risks attendant to our business; risks associated with legal and cultural pressures on certain of our advertiser’s service and/or product offerings; other economic, business and competitive factors generally affecting our business; the risk that operation of our business model infringes upon intellectual property rights held by others; our reliance on distribution partners for revenue generating traffic; risks associated with maintaining an international presence; difficulties executing integration strategies or achieving planned synergies with acquired businesses and private label initiatives; the risk that we will not be able to effectively achieve ongoing growth or return to profitability; the risk that new technologies could emerge which could limit the effectiveness of our products and services; risks associated with the operation of our technical systems, including system interruptions, security breaches and damage; risks associated with Internet security, including security breaches which, if they were to occur, could damage our reputation and expose us to loss or litigation; risks relating to regulatory and legal uncertainties, both domestically and internationally. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2007 and its most recent Form 10-Q.  MIVA undertakes no obligation to update the information contained herein.

Non-GAAP Financial Measures

This press release includes discussion of additional financial measures “Adjusted EBITDA,” “Adjusted Net Loss,” “Adjusted Net Income,” “Adjusted Net Loss Per Share” and “Adjusted Net Income Per Share,” which are not considered generally accepted accounting principle (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. MIVA provides reconciliations of these two financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to net income/loss and net income/loss per share for the three and nine months ended September 30, 2008 included in this press release is set forth below.

®Registered trademark of MIVA, Inc.  All other marks properties of their respective companies.

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended Sept. 30,	Ended Sept. 30,	Ended Sept. 30,	Ended Sept. 30,
	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$28,167	$35,942	$91,001	$116,901
Cost of services	13,879	16,896	44,519	55,411
Gross profit	14,288	19,046	46,482	61,490
Operating expenses
Marketing, sales, and service	8,812	11,128	30,356	36,473
General and administrative	7,463	8,079	24,363	24,228
Product development	1,228	1,395	3,752	4,690
Amortization	680	1,196	2,115	3,656
Impairment loss on goodwill and other assets	—	1,444	—	15,450
Litigation judgment / settlement	2,380	—	2,630	—
Restructuring Charges	2,736	(13)	3,655	3,025
Total operating expenses	23,299	23,229	66,871	87,522
Loss from operations	(9,011)	(4,183)	(20,389)	(26,032)
Interest income, net	40	170	243	382
Exchange rate gain (loss)	(1,529)	269	(1,579)	517
Loss before provision for income taxes	(10,500)	(3,744)	(21,725)	(25,133)
Income tax expense (benefit)	(18)	86	67	234
Loss from continuing operations	$(10,482)	$(3,830)	$(21,792)	$(25,367)
Income (loss) from discontinued operations	(44)	514	(326)	292
Net loss	$(10,526)	$(3,316)	$(22,118)	$(25,075)
Basic Earnings (loss) per share
Continuing operations	$(0.32)	$(0.12)	$(0.67)	$(0.80)
Discontinued operations	$(0.00)	$0.02	$(0.01)	$0.01
Diluted Earnings (loss) per share
Continuing operations	$(0.32)	$(0.12)	$(0.67)	$(0.80)
Discontinued operations	$(0.00)	$0.02	$(0.01)	$0.01
Weighted-average number of common shares outstanding
Basic	32,641	32,219	32,596	31,832
Diluted	32,641	32,219	32,596	31,832

MIVA, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)
Revenues	$28,167	$30,163	$32,671
Cost of services	13,879	14,969	15,671
Gross profit	14,288	15,194	17,000
Operating expenses
Marketing, sales, and service	8,812	10,195	11,349
General and administrative	7,463	8,197	8,703
Product development	1,228	1,370	1,154
Amortization	680	702	733
Litigation judgment / settlement	2,380	250	—
Restructuring charges	2,736	789	130
Total operating expenses	23,299	21,503	22,069
Loss from operations	(9,011)	(6,309)	(5,069)
Interest income, net	40	71	132
Exchange rate gain	(1,529)	1	(51)
Loss before provision for income taxes	(10,500)	(6,237)	(4,988)
Income tax expense (benefit)	(18)	26	59
Loss from continuing operations	$(10,482)	$(6,263)	$(5,047)
Loss from discontinued operations	(44)	(202)	(80)
Net loss	$(10,526)	$(6,465)	$(5,127)
Basic Earnings (loss) per share
Continuing operations	$(0.32)	$(0.19)	$(0.16)
Discontinued operations	$(0.00)	$(0.01)	$(0.00)
Diluted Earnings (loss) per share
Continuing operations	$(0.32)	$(0.19)	$(0.16)
Discontinued operations	$(0.00)	$(0.01)	$(0.00)
Weighted-average number of common shares outstanding
Basic	32,641	32,600	32,546
Diluted	32,641	32,600	32,546

MIVA, Inc.

Reconciliations to Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Additional information:

Adjusted EBITDA	$(1,614)	$606	$(7,954)	$3,337

Adjusted net income (loss)	$(3,499)	$(182)	$(10,820)	$323

Adjusted net income (loss) per share	$(0.11)	$(0.01)	$(0.33)	$0.01

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)
Additional information:

Adjusted EBITDA	$(1,614)	$(3,482)	$(2,858)

Adjusted net loss	$(3,499)	$(3,862)	$(3,459)

Adjusted net loss per share	$(0.11)	$(0.12)	$(0.11)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(10,482)	$(3,830)	$(21,792)	$(25,367)
Interest income, net and exchange rate gain	1,489	(439)	1,336	(899)
Taxes	(18)	86	67	234
Depreciation	414	1,141	1,463	3,679
Amortization	680	1,196	2,115	3,656

EBITDA	(7,917)	(1,846)	(16,811)	(18,697)

Impairment loss on goodwill and other assets	—	1,444	—	15,450
Non-cash compensation charge	1,187	1,021	2,572	3,559
Restructuring Charge	2,736	(13)	3,655	3,025
Litigation judgment / settlement	2,380	—	2,630	—

Adjusted EBITDA	$(1,614)	$606	$(7,954)	$3,337

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted EBITDA
Net loss from continuing operations	$(10,482)	$(6,263)	$(5,047)
Interest income, net and exchange rate gain	1,489	(72)	(81)
Taxes	(18)	26	59
Depreciation	414	426	623
Amortization	680	702	733

EBITDA	(7,917)	(5,181)	(3,713)

Non-cash compensation charge	1,187	660	725
Litigation judgment / settlement	2,380	250	—
Restructuring Charge	2,736	789	130

Adjusted EBITDA	$(1,614)	$(3,482)	$(2,858)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	Sept 30, 2008	Sept 30, 2007	Sept 30, 2008	Sept 30, 2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted Net Income (Loss)
Net loss from continuing operations	$(10,482)	$(3,830)	$(21,792)	$(25,367)
Impairment loss on goodwill and other assets	—	1,444	—	15,450
Amortization	680	1,196	2,115	3,656
Non-cash compensation charge	1,187	1,021	2,572	3,559
Litigation judgment / settlement	2,380	—	2,630	—
Restructuring Charge	2,736	(13)	3,655	3,025

Adjusted net income (loss)	$(3,499)	$(182)	$(10,820)	$323

Adjusted net income (loss) per share	$(0.11)	$(0.01)	$(0.33)	$0.01
Shares used in per share calculation - diluted (*)	32,641	32,219	32,596	32,618	*

	Three Months	Three Months	Three Months
	Ended	Ended	Ended
	Sept 30, 2008	June 30, 2008	March 31, 2008
	(unaudited)	(unaudited)	(unaudited)
Reconciliation of Net Loss to Adjusted Net Loss
Net loss from continuing operations	$(10,482)	$(6,263)	$(5,047)
Amortization	680	702	733
Non-cash compensation charge	1,187	660	725
Litigation judgment / settlement	2,380	250	—
Restructuring Charge	2,736	789	130

Adjusted net loss	$(3,499)	$(3,862)	$(3,459)

Adjusted net income (loss) per share	$(0.11)	$(0.12)	$(0.11)
Shares used in per share calculation	32,641	32,600	32,546

MIVA, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,168	$29,905
Accounts receivable, less allowance for doubtful accounts of $572 and $723, respectively	12,029	14,421
Deferred tax assets	721	751
Prepaid expenses and other current assets	1,354	2,027
TOTAL CURRENT ASSETS	25,272	47,104

Property and equipment - net	5,277	2,745
Intangible assets
Goodwill	14,743	14,743
Vendor Agreements, net	1,029	1,318
Other intangible assets, net	2,494	4,038
Other assets	748	1,109
TOTAL ASSETS	$49,563	$71,057

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$8,148	$11,957
Accrued expenses	14,054	14,844
Current portion of long-term debt	816	—
Deferred revenue	2,462	3,427
TOTAL CURRENT LIABILITIES	25,480	30,228

Deferred tax liabilities long-term	721	751
Long-term debt	826	—
Other long-term liabilities	1,299	1,237
TOTAL LIABILITIES	28,326	32,216

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized, 200,000 shares; issued 34,393 and 33,934, respectively; outstanding 32,646 and 32,204, respectively	34	34
Additional paid-in capital	268,292	265,721
Treasury stock; 1,747 and 1,730 shares at cost, respectively	(6,714)	(6,694)
Accumulated other comprehensive income	8,253	6,294
Deficit	(248,628)	(226,514)
TOTAL STOCKHOLDERS’ EQUITY	21,237	38,841
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,563	$71,057